AMG FUNDS

AMG FUNDS I

AMG FUNDS II

AMG FUNDS III

AMG FUNDS IV

POWER OF ATTORNEY

KNOW ALL PERSON’S BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Keitha L. Kinne, Donald S. Rumery, Mark J. Duggan and Gerald F. Dillenburg (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign any and all Registration Statements on Form N-1A, any other registration statement and any pre- and post-effective amendments and supplements thereto under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, of AMG Funds, AMG Funds I, AMG Funds II, AMG Funds III and AMG Funds IV (the “Trusts”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trusts, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Bruce B. Bingham	March 16, 2017
Bruce B. Bingham, Trustee	Date

/s/ Christine C. Carsman	March 16, 2017
Christine C. Carsman, Trustee	Date

/s/ Edward J. Kaier	March 16, 2017
Edward J. Kaier, Trustee	Date

/s/ Kurt A. Keilhacker	March 16, 2017
Kurt A. Keilhacker, Trustee	Date

/s/ Steven J. Paggioli	March 16, 2017
Steven J. Paggioli, Trustee	Date

/s/ Richard F. Powers, III	March 16, 2017
Richard F. Powers, III, Trustee	Date

/s/ Eric Rakowski	March 16, 2017
Eric Rakowski, Trustee	Date

/s/ Victoria L. Sassine	March 16, 2017
Victoria L. Sassine, Trustee	Date

/s/ Thomas R. Schneeweis	March 16, 2017
Thomas R. Schneeweis, Trustee	Date

/s/ Keitha L. Kinne	March 16, 2017
Keitha L. Kinne, Chief Operating Officer	Date

/s/ Jeffrey T. Cerutti	March 16, 2017
Jeffrey T. Cerutti, President, Chief Executive Officer, and Principal Executive Officer	Date

/s/ Donald S. Rumery	March 16, 2017
Donald S. Rumery, Treasurer,	Date
Chief Financial Officer,
Principal Financial Officer, and Principal Accounting Officer